UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  (Date of earliest event reported) August 23, 2018

OLD REPUBLIC INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-10607	36-2678171
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

307 North Michigan Avenue, Chicago, Illinois 60601
(Address of principal executive offices) (Zip Code)

(312) 346-8100
(Registrant’s telephone number, including area code)

N /A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 140.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officer; Election of Directors Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Old Republic International Corporation (the “Registrant”, “Company”, or “Old Republic”) announced that Mr. Charles J. Kovaleski (age 70) was elected as a director of the Company effective August 23, 2018. Mr. Kovaleski who is a retired attorney, currently serves as a Governor on the Attorney’s Title Services, LLC., Board of Governors in Orlando, Florida. No third party was involved in his recruitment or selection as a director and no fee was paid to any individual or entity in connection with his selection. Prior to his election, he was well known to several members of the Board as well as the Company’s Chairman and Chief Executive Officer. The Governance and Nominating Committee approved Mr. Kovaleski’s selection and the Board of Directors unanimously elected him an additional Class III Director. He will not serve on any committees at this time as he is not currently considered independent. There are no arrangements or understanding between Mr. Kovaleski and any person or entity concerning his selection as a director and there is no plan, contract, arrangement or material compensation agreement with him, other than he will receive the same directors fees as other directors.

A full text of the Registrant’s announcement is included as Exhibit 99.1 hereto.

Item 5.07. Submission of Matters to a Vote of Security Holders

CLIMATE CHANGE: On May 25, 2018, the shareholders of ORI conducted a non-binding advisory vote regarding the Board of Directors’ oversight of climate change and how the risk could impact the Company’s policies and programs. A plurality of ORI shareholders voted against the advisory proposal and as a result no action was taken by the Board at this time.

PROXY ACCESS: Also, on May 25, 2018, the shareholders of ORI voted in favor of a non-binding shareholder proposal requesting the Board of Directors adopt a By-Law commonly known as “Proxy Access”. After considering this vote at its recent meeting, the Board of Directors concluded that the Company’s longstanding governance structure and the management of the Company’s affairs, as they currently exist, have helped to produce industry-beating value for all of its long-term investors and important stakeholders. As a result, the Board concluded that the Company’s governance structure is appropriately designed to promote managing the business for the long term and no change to the Company’s By-Laws is warranted.

The full text of the Company’s press release concerning these matters is included as Exhibit 99.1 hereto.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits

                    99.1    Press Release dated August 23, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OLD REPUBLIC INTERNATIONAL CORPORATION
Registrant

Date: August 24, 2018	By: /s/ John R. Heitkamp, Jr.
John R. Heitkamp, Jr.
Senior Vice President,
Secretary and General Counsel

INDEX TO EXHIBITS
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Exhibits

99.1 Press Release dated August 23, 2018